Exhibit 10.4
WILLIS GROUP HOLDINGS
2001 SHARE PURCHASE AND OPTION PLAN
(AS AMENDED AND RESTATED ON DECEMBER 30, 2009 BY WILLIS GROUP
HOLDINGS LIMITED AND AS AMENDED AND RESTATED AND ASSUMED BY
WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY
ON DECEMBER 31, 2009)
FORM OF RESTRICTED SHARE UNITS AWARD AGREEMENT
FOR NON-EMPLOYEE DIRECTORS
     THIS AGREEMENT, effective as of [INSERT DATE] is made by and between Willis Group Holdings Public Limited Company, hereinafter referred to as the “Company”, and the individual (the “Director”) who has duly completed, executed and delivered the Award Acceptance Form, a copy of which is set out in Schedule hereto and deemed to be part hereof.
     WHEREAS, the Company wishes to carry out the Plan (as hereinafter defined), the terms of which are hereby incorporated by reference and made a part of this Agreement; and
     WHEREAS, the Committee (as hereinafter defined) has determined that it would be to the advantage and best interest of the Company and its shareholders to grant an Award of Restricted Stock Units (as hereinafter defined) provided for herein to the Director as an incentive for increased efforts during his or her term as a member of the Board (as defined below), and has advised the Company thereof and instructed the undersigned officer to issue a Restricted Stock Unit Award Agreement;
NOW, THEREFORE, the parties hereto do hereby agree as follows:
ARTICLE I
DEFINITIONS
     Whenever the following terms are used in this Agreement, they shall have the meaning specified in the Plan or below unless the context clearly indicates to the contrary.
Section 1.1 - Act
     “Act” shall mean the Companies Act 1963 of Ireland.
Section 1.2 - Board
     “Board” shall mean the board of directors of the Company.
Section 1.3 - Change of Control
     “Change of Control” shall mean (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the U.S. Securities and Exchange Commission there under as in effect on the date hereof) of the ordinary shares of the Company representing more than 50% of the aggregate voting power represented by the issued and outstanding ordinary shares of the Company; or (b) occupation of a majority of the seats (other than vacant seats) on the Board by Persons who were neither (i) nominated by the Company’s Board nor (ii) appointed by directors so nominated. For the avoidance of doubt, a transaction shall not constitute a Change of Control or other consolidating event described in Section 9 of the Plan (i) if effected for the purpose of changing the place of incorporation or form of organization of the ultimate parent entity of the Willis Group (including where the Company is succeeded by an issuer incorporated under the laws of another state, country or foreign government for such purpose and whether or not the Company remains in existence following such transaction) and (ii) where all or substantially all of the Person(s) who are the beneficial owners of the outstanding voting securities of the Company immediately prior to such transaction will beneficially own, directly or indirectly, all or substantially all of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the ultimate parent entity resulting from such transaction in substantially the same proportions as their ownership, immediately prior to such transaction, of such outstanding securities of the Company. The Committee, in its sole discretion, may make an appropriate and equitable adjustment to the Shares underlying a grant to take into account such transaction, including to substitute or provide for the issuance of shares of the resulting ultimate parent entity in lieu of Shares of the Company.
Section 1.4 - Committee
     “Committee” shall mean the Compensation Committee of the Board (or if no such committee is appointed, the Board).
Section 1.5 - Grant Date
     “Grant Date” shall be [INSERT DATE].
Section 1.6 - Permanent Disability
     “Permanent Disability” shall mean the Director meets the requirements of the definition of such term as defined in the Company’s long-term disability plan applicable to the Director or, if no such plan is applicable, in the event the Director is unable by reason of physical or mental illness or other similar disability, to perform the material duties and responsibilities of his position for a period of 180 consecutive business days out of 270 business days.
Section 1.7 - Plan
     “Plan” shall mean the Willis Group Holdings 2001 Share Purchase and Option Plan, as amended from time to time.
Section 1.8 - Pronouns
     The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 1.9 - Restricted Share Units
     “Restricted Share Units” shall mean a conditional right to receive ordinary shares, par value of $0.000115 each in the Company (the “Ordinary Shares” or “Shares”) pursuant to the terms of the Plan upon vesting, as set forth in Section 3.1 of this Agreement.
Section 1.10 - Secretary
     “Secretary” shall mean the Secretary of the Company.
Section 1.11 - Subsidiary
     “Subsidiary” shall mean with respect to the Company, any subsidiary of the Company within the meaning of Section 155 of the Act.
Section 1.12 - Willis Group
     “Willis Group” shall mean the Company and the Subsidiaries, collectively.
ARTICLE II
GRANT OF RESTRICTED SHARE UNITS
Section 2.1 - Grant of the Restricted Share Units
     Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company hereby grants Restricted Share Units (hereinafter called “RSUs”) to the Director, over a number of Shares as stated in Schedule A to this Agreement.
Section 2.2 - RSU Payment
     Subject to Section 5 of the Plan, the Shares to be issued upon vesting of the RSU must be fully paid up prior to vesting of the RSU by payment of the nominal value (US$0.000115) per Share. The Committee shall ensure that payment of the nominal value for any Shares underlying the RSU is received by it on behalf of the Director prior to the vesting date from a non-Irish Subsidiary or other source and shall establish any procedures or protocols necessary to ensure that payment is timely received.
Section 2.3 - Director’s Service
     The rights and obligations of the Director as a member of the Board of the Company shall not be affected by his participation in this Plan or right to participate in the Plan, and the Director hereby waives any and all rights to compensation or damages in consequence of his termination as a member of the Board for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to vest his RSUs following cessation of service. If, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Director shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claims.
Section 2.4 - Adjustments in RSUs Pursuant to Merger, Consolidation, etc.
     Subject to Sections 8 and 9 of the Plan, in the event that the outstanding Shares subject to RSUs are, from time to time, changed into or exchanged for a different number or kind of Shares or other securities, by reason of a share split, spin-off, shares or extraordinary cash dividend, share combination or reclassification, recapitalization or merger, Change of Control, or similar event, the Committee shall, in its absolute discretion, make an appropriate and equitable adjustment in the number and kind of Shares. In the event of a Change of Control and regardless of whether the RSUs are assumed or substituted by a successor company, the RSUs shall not immediately vest unless the Committee so determines at the time of the Change of Control, in its absolute discretion, on such terms and conditions that the Committee deems appropriate. Any such adjustment or determination made by the Committee shall be final and binding upon the Director, the Company and all other interested persons. An adjustment may have the effect of reducing the price at which Shares may be acquired to less than their nominal value (the “Shortfall”), but only if and to the extent that the Committee shall be authorized to capitalize from the reserves of the Company a sum equal to the Shortfall and to apply that sum in paying up that amount on the Shares.
Section 2.5 - Director Costs
     The Director must make full payment to the Company by which the Director is providing service of all income tax, payroll tax, payment on account, and social insurance contribution amounts (“Tax”), which under federal, state, local or foreign law, the Company or any Subsidiary is required to withhold upon vesting or other tax event of the RSUs. In a case where the Company is obliged to (or would suffer a disadvantage if it were not to) account for any Tax (in any jurisdiction) for which the Director is liable by virtue of the Director’s participation in the Plan or any social insurance contributions legally applicable to the Director (the “Tax-Related Items”), the Director shall make full payment to the Company or any Subsidiary of an amount equal to the Tax-Related Items, or otherwise enter into arrangements acceptable to the Company or any Subsidiary to secure that such a payment is made (whether by withholding from cash compensation paid to the Director or from the proceeds of the sale of Shares acquired at vesting of the RSUs).
     In the event that the Director has not made payment of an amount equal to the Tax-Related Items liability, or entered into arrangements to secure that such a payment is made by the date of vesting or shortly thereafter as agreed by the Company, the Director hereby authorizes and empowers the Company to act on his behalf and procure and effect the sale of a sufficient number of the Shares arising from the RSUs to vest and pay out of the sale proceeds the Tax-Related Items liability to the Company or any Subsidiary.

ARTICLE III
PERIOD OF VESTING
Section 3.1 - Commencement of Vesting
     (a) Provided the Director continues as a member of the Board through the vesting date, the RSUs shall become vested as follows:

Percentage of Shares as to which
Vesting Date	RSUs Become Vested
[INSERT DATE]	100%
     (b) In the event the Director ceases to be a member of the Board as a result of Death or Permanent Disability, the RSUs shall become fully vested with respect to all Ordinary Shares underlying such RSU Award at the time services end.
     (c) The RSUs may immediately vest, if the Committee, in its sole discretion, so determines subject to Section 2.4 of the Agreement, upon the effective date of a Change of Control or other similar event.
Section 3.2 - Conditions to Issuance of Share Certificates
     The Shares to be delivered within one month of each vesting date of the RSUs, as set out in 3.1(a) above, may be either previously authorized but unissued shares or issued Shares held by any other person. Such Shares shall be fully paid. The Company shall not be required to issue or deliver any certificate or certificates (or their electronic equivalent) for Shares allotted and issued upon the applicable vesting date of the RSUs prior to fulfillment of all of the following conditions:
     (a) The obtaining of approval or other clearance from any state, federal, local or foreign governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and
     (b) The Director has paid or made arrangements to pay the Tax-Related Items Liability in accordance with Section 2.5.
     Without limiting the generality of the foregoing, the Committee may in the case of U.S. resident directors of the Company require an opinion of counsel reasonably acceptable to it to the effect that any subsequent transfer of Shares acquired on the vesting of RSUs does not violate the Exchange Act and may issue stop-transfer orders in the U.S. covering such Shares.

Section 3.3 - Rights as Shareholder
     The Director shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any Shares that may be received upon the vesting of the RSUs unless and until certificates representing such Shares (or their electronic equivalent) shall have been issued by the Company to the Director. No dividend equivalent payments shall be made on the RSUs.
Section 3.4 - Limitation on Obligations
     The Company’s obligation with respect to the RSUs granted hereunder is limited solely to the delivery to the Director of Shares within the period when such Shares are due to be delivered hereunder, and in no way shall the Company become obligated to pay cash in respect of such obligation. This RSU Award shall not be secured by any specific assets of the Company or any of its Subsidiaries, nor shall any assets of the Company or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of the Company’s obligations under this Agreement. In addition, the Company shall not be liable to the Director for damages relating to any delays in issuing the share certificates or its electronic equivalent to him (or his designated entities), any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.
ARTICLE IV
ADDITIONAL TERMS AND CONDITIONS OF THE RSUs
Section 4.1 - Nature of Award
     In accepting the RSUs, the Director acknowledges, understands and agrees that:
     (a) the Plan is established voluntarily by the Company, is discretionary in nature and may be amended, suspended or terminated by the Company at any time;
     (b) the RSU award is voluntary and occasional and does not create any contractual or other right to receive future RSU awards, or benefits in lieu of a RSU award, even if RSU awards have been granted repeatedly in the past;
     (c) all decisions with respect to future RSUs, if any, will be at the sole discretion of the Company;
     (d) the Director’s participation in the Plan is voluntary;
     (e) the RSUs and any Shares acquired under the Plan are not intended to replace any pension rights or compensation under any pension arrangement;
     (f) the RSUs and any Shares acquired under the Plan are not part of normal or expected compensation for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, dismissal, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to past services to the Company or any Subsidiary; and
     (g) the future value of the Shares underlying the RSUs is unknown and cannot be predicted with certainty.
Section 4.2 - No Advice Regarding Grant
     The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Director’s participation in the Plan, the issuance of Shares upon vesting of the RSUs or sale of the Shares. The Director is hereby advised to consult with his own personal tax, legal and financial advisors regarding his participation in the Plan before taking any action related to the Plan.
Section 4.3 - Director Reporting Obligation
     Directors of the Company are subject to certain notification requirements under the Act. Directors must notify the company for which the Director is providing service of the Director’s interest in the Company and the number and class of Shares or rights to which the interest relates within five days of the issuance or disposal of Shares or within five days of becoming aware of the event giving rise to the notification by submitting a Form 53. This disclosure requirement also applies to any rights or Shares acquired by the Director’s spouse or children (under the age of 18).
ARTICLE V
DATA PRIVACY NOTICE AND CONSENT
Section 5 - Data Privacy
     (a) The Director hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Director’s personal data as described in this Agreement and any other RSU materials by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Director’s participation in the Plan.
     (b) The Director understands that the Company and its Subsidiaries may hold certain personal information about the Director, including, but not limited to, the Director’s name, home address, telephone number, date of birth, social insurance number or other identification number, compensation, nationality, job title, any Shares or directorships held in the Company, details of all RSUs or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Director’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).
     (c) The Director understands that Data will be transferred to Morgan Stanley SmithBarney or to any other third party assisting in the implementation, administration and management of the Plan. The Director understands that the recipients of the Data may be located in the Director’s country or elsewhere, and that the recipients’ country (e.g., Ireland)

may have different data privacy laws and protections from the Director’s country. The Director understands that he may request a list with the names and addresses of any potential recipients of the Data by contacting his local human resources representative. The Director authorizes the Company, Morgan Stanley SmithBarney and any other recipients of Data which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his participation in the Plan. The Director understands that Data will be held only as long as is necessary to implement, administer and manage the Director’s participation in the Plan. The Director understands that he may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his local human resources representative. The Director understands, however, that refusing or withdrawing his consent may affect the Director’s ability to participate in the Plan. For more information on the consequences of the Director’s refusal to consent or withdrawal of consent, the Director understands that he may contact his local human resources representative.
ARTICLE VI
MISCELLANEOUS
Section 6.1 - Administration
     The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Director, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the RSUs. In its absolute discretion, the Committee may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.
Section 6.2 - RSUs Not Transferable
     Neither the RSUs nor any interest or right therein or part thereof shall be subject to the debts, contracts or engagements of the Director or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 6.2 shall not prevent transfers made solely for estate planning purposes or under a will or by the applicable laws of inheritance.
Section 6.3 - Binding Effect
     The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

Section 6.4 - Notices
     Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company at the following address:
Willis Group Holdings Public Limited Company
c/o Willis Group Limited
51 Lime Street
London England EC3M 7DQ
Attention: Company Secretary
and any notice to be given to the Director shall be addressed to her at the address given beneath her signature hereto.
     By a notice given pursuant to this Section 6.4, either party may hereafter designate a different address for notices to be given to him. Any notice that is required to be given to the Director shall, if the Director is then deceased, be given to the Director’s personal representatives if such representatives have previously informed the Company of their status and address by written notice under this Section 6.4. Any notice shall have been deemed duly given when sent by facsimile or enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service or the United Kingdom’s Post Office or in the case of a notice given by an Director resident outside the United States of America or the United Kingdom, sent by facsimile or by a recognized international courier service.
Section 6.5 - Titles
     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
Section 6.6 - Applicability of Plan
     The RSUs Award shall be subject to all of the terms and provisions of the Plan, to the extent applicable to the RSUs Award. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control.
Section 6.7 - Amendment
     This Agreement may be amended only by a document executed by the parties hereto, which specifically states that it is amending this Agreement.
Section 6.8 - Governing Law
     This Agreement shall be governed by, and construed in accordance with the laws of Ireland, without regard to conflicts of law principles.

Section 6.9 - Jurisdiction; Arbitration
     Each party hereto hereby consents to the jurisdiction of the federal and state courts in the State of New York, irrevocably waives any objection it may now or hereafter have to laying of the venue of any suit, action, or proceeding in connection with this Agreement in any such court, and hereby irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. No suit, action or proceeding against the Company or the Director with respect to this Agreement may be brought in any court, domestic or foreign, or before any similar domestic or foreign authority other than in a court of competent jurisdiction in the State of New York, and the Company and the Director hereby irrevocably waive any right which he may otherwise have had to bring such action in any other court, domestic or foreign, or before any similar domestic or foreign authority. The Company and the Director hereby submit accordingly to the jurisdiction of such courts for the purpose of any such suit, action or proceeding, and further agrees that service upon it shall be sufficient if made by registered mail; provided, however, with respect to the provisions of this Agreement governed by the laws of the State of New York, any dispute hereunder or with regard to any document or agreement referred to herein, shall be resolved by arbitration before the American Arbitration Association in New York City, New York. The determination of the arbitrator shall be final and binding on the parties hereto and may be entered in any court of competent jurisdiction. In the event of any arbitration or other disputes with regard to this Agreement or any other document or agreement referred to herein, the Company shall pay the Directors legal fees and disbursements promptly upon presentation of invoices thereof, subject to an obligation of the Director to repay such amounts if an arbitrator finds the Directors positions in such arbitration or dispute to have been frivolous or made in bad faith.
Section 6.10 - Electronic Delivery
     The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Director hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
Section 6.11 - Schedule B
     The RSUs shall be subject to any special provisions set forth in Schedule B for the Director’s country of residence, if any. If the Director relocates to one of the countries included in Schedule B during prior to the vesting of the RSUs, the special provisions for such country shall apply to the Director, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. Schedule B constitutes part of this Agreement.
Section 6.12 - Severability
     The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

Section 6.13 - Imposition of Other Requirements
     The Company reserves the right to impose other requirements on the RSUs and the Shares acquired upon vesting of the RSUs, to the extent the Company determines it is necessary or advisable in order to comply with local laws or facilitate the administration of the Plan, and to require the Director to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
Section 6.14 - Code Section 409A
     For purposes of U.S. taxpayers, the grant and settlement of the RSUs is intended to be exempt from Section 409A of the Code under the “short-term deferral” exception, and in any event in compliance with Section 409A of the Code, and this Agreement will be interpreted, operated and administered in a manner that is consistent with this intent. In furtherance of this intent, the Committee may, at any time and without the Director’s consent, modify the terms of the RSU as it determines appropriate to comply with the requirements of Section 409A of the Code and the related U.S. Department of Treasury guidance. The Company makes no representation or covenant to ensure that the RSUs, settlement of the RSUs or other payment hereunder are exempt from or compliant with Section 409A of the Code, and will have no liability to the Director or any other party if the settlement of the RSUs or other payment hereunder that is intended to be exempt from, or compliant with, Section 409A of the Code, is not so exempt or compliant or for any action taken by the Committee with respect thereto.
Section 6.15 - Counterparts
     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.
IN WITNESS WHEREOF, the Company and the Director have each executed this Agreement.

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

By:

Name:
Title:

SCHEDULE A
WILLIS GROUP HOLDINGS
2001 SHARE PURCHASE AND OPTION PLAN
(AS AMENDED AND RESTATED ON DECEMBER 30, 2009 BY WILLIS GROUP
HOLDINGS LIMITED AND AS AMENDED AND RESTATED AND ASSUMED BY
WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY
ON DECEMBER 31, 2009)
RESTRICTED SHARE UNITS AWARD AGREEMENT- ACCEPTANCE FORM FOR
NON-EMPLOYEE DIRECTORS

Name

Number of RSUs Granted

Grant Date	[INSERT DATE]
I accept the grant of Restricted Share Units (RSUs) under the Willis Group Holdings 2001 Share Purchase and Option Plan, as amended from time to time and I agree to be bound by the terms and conditions of the Restricted Share Units Award Agreement dated [INSERT DATE].

Signature:

Address:
Once completed, please return one copy of this form to:
Company Secretary
Willis Group Holdings Public Limited Company
c/o Willis Group Limited
51 Lime Street
London
EC3M 7DQ
United Kingdom

SCHEDULE B
WILLIS GROUP HOLDINGS
2001 SHARE PURCHASE AND OPTION PLAN
(AS AMENDED AND RESTATED ON DECEMBER 30, 2009 BY WILLIS GROUP
HOLDINGS LIMITED AND AS AMENDED AND RESTATED AND ASSUMED BY
WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY
ON DECEMBER 31, 2009)
APPENDIX TO
RESTRICTED SHARES UNITS AWARD AGREEMENT FOR NON-EMPLOYEE
DIRECTORS
Terms and Conditions
This Schedule B includes additional terms and conditions that govern the RSU Award granted to the Director under the Plan if the Director resides in one of the countries listed below. This Schedule B forms part of the Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement or the Plan.
Notifications
This Schedule B also includes information based on the securities, exchange control and other laws in effect in the Director’s country as of April 2010. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Director not rely on the information noted herein as the only source of information relating to the consequences of the Director’s participation in the Plan because the information may be out of date at the time the RSUs vest under the Plan.
In addition, the information is general in nature. The Company is not providing the Director with any tax advice with respect to the RSUs. The information is provided below may not apply to the Director’s particular situation, and the Company is not in a position to assure the Director of any particular result. Accordingly, the Director is strongly advised to seek appropriate professional advice as to how the tax or other laws in the Director’s country apply to the Director’s situation.
If the Director is a citizen or resident of a country other than the one the Director is providing service in or transfers his or her service after the Grant Date the information contained in this Schedule B may not be applicable the Director.
IRELAND
There are no country-specific provisions.

UNITED KINGDOM
Terms and Conditions
Director Costs. This provision supplements Section 2.5 of the Agreement:
The Director understands and agrees that it is his obligation to satisfy the full amount of Tax-Related Items that the Grantee owes at vesting of the RSUs, or the release or assignment of the RSUs for consideration, or the receipt of any other benefit in connection with the RSUs (the “Taxable Event”) within 90 days after the Taxable Event, or such other period specified in section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003. Notwithstanding the foregoing, where the Company is obliged to (or would suffer a disadvantage if it were not to) account for any income tax or National Insurance Contributions (“NICs”) for which the Director is liable by virtue of the Director’s participation in the Plan, the Director shall make full payment to the Company or any Subsidiary of an amount equal to the Tax-Related Items, or otherwise enter into arrangements acceptable to the Company or any Subsidiary to secure that such a payment by any method set forth in Section 2.5 of the Agreement within 90 days after the Taxable Event although the Director acknowledges that he ultimately will be responsible for reporting any income tax or NICs due on the RSU income directly to the HMRC under the self-assessment regime.
UNITED STATES OF AMERICA
Notifications
Exchange Control Information. If the Director hold assets (i.e., RSUs, shares) or other financial assets in an account outside of the United States and the aggregate amount of said assets is US$10,000 or more, the Director is required to submit a report of Foreign Bank and Financial Account (“FBAR”) with the United States Internal Revenue Service by June 30 of the year following the year in which the assets in your account meet the US$10,000 threshold.